UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

LEARNING CARE GROUP, INC.

(Exact name of registrant as specified in its Charter)

Michigan	0-27656	38-3261854
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21333 Haggerty Road, Suite 300, Novi, Michigan		48375
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (248) 697-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

In anticipation, and conditioned on, of the Company's stock trading publicly at $5.00 per share for 20 consecutive days on August 16, 2005 (which condition was met), the Compensation Committee of the Board of Directors of the Company met on August 12, 2005 to discuss making a partial bonus payment pursuant to the Company's Officer Incentive Plan for Fiscal 2006 to help offset the withholding tax liability of the Executive Officers of the Company arising upon settlement of their Performance Share Rights issued on June 8, 2004. Based upon a recent closing price of the Company's stock, on August 16, 2005, approximately $540,000 in taxable income was expected to be earned by the Executive Officers upon the vesting of their Performance Share Rights and the related issuance of stock, which would result in a tax withholding liability in the aggregate amount of approximately $162,000. The statutory tax with holding that must be made will be due within two days of the vesting, without regard to the Executive Officer's individual tax situation. The taxes will come due at a time when the Executive Officers are precluded from selling shares due to the Company's normal quarterly blackout period.

In consideration of these facts and circumstances, the Compensation Committee approved a partial 2006 bonus payment of $230,000, in the aggregate, be paid to the four Executive Officers of the Company as follows:

Name and Position	Bonus

William D. Davis	$89,003
President and Chief Executive Officer

Frank M. Jerneycic	$50,632
Chief Financial Officer and Treasurer

Kathryn L. Myers	$50,632
Chief Operating Officer

Scott W. Smith	$39,733
Chief Human Resources Officer

This partial bonus payment, payable upon settlement of their Performance Share Rights, provide the Executive Officers with the funds necessary for the required tax withholding due upon such settlement, as well as for the required statutory withholding on the bonus amount. The amount was determined so substantially all of the payment would be used to pay withholding taxes, with little if any net amount being received by the Executive Officers. The amount of the early payment of the bonus will reduce the amount of the bonus anticipated to be paid at the end of the 2006 fiscal year. The Compensation Committee was confident with the financial performance and current trending of the Company for the remainder of the fiscal year and, therefore, believed that the amount of the bonus that would otherwise be payable at the end of the 2006 fiscal year would at least equal the current partial bonus payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING CARE GROUP, INC.

Date: August 17, 2005	By: /s/ Frank M. Jerneycic
Frank M. Jerneycic
Its: Chief Financial Officer and Treasurer